As filed with the Securities and Exchange Commission on February 27, 2026.
Registration No. 333-285341

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Post-Effective Amendment No. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-4312787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
221 Crescent Street
Building 23, Suite 105
Waltham, MA 02453
(617) 651-5940
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Heidy King-Jones
Chief Legal Officer and Corporate Secretary
Spyre Therapeutics, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham, MA 02453
(617) 651-5940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas Danielski
Ropes & Gray LLP
Prudential Tower
800 Boylston St.
Boston, Massachusetts 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public: This post-effective amendment No. 1 deregisters those securities that remain unsold hereunder as of the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Amendment”) relates to the following Registration Statement on Form S-3 (the “Registration Statement”), filed by Spyre Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:
•Registration Statement No. 333-285341, initially filed on February 27, 2025 and declared effective on March 7, 2025, utilizing a “shelf” registration process to offer and sell in one or more offerings from time to time up to a maximum aggregate offering price of $500,000,000 in securities and to register for issuance and sale, up to a maximum aggregate offering price of $179,059,869 of common stock that may be issued and sold under a sales agreement, dated September 6, 2024, with TD Securities (USA) LLC, or TD Cowen.
The Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Amendment, all of such securities registered but unsold under the Registration Statement.
In reliance upon Rule 478, under the Securities Act no other person is required to sign this Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on February 27, 2026.

Spyre Therapeutics, Inc.

By:	/s/ Cameron Turtle, DPhil
Cameron Turtle, DPhil
Chief Executive Officer
(Principal Executive Officer)